STATISTICAL ANALYSIS AND COMMENTS
                                YEARS 1988-1993
                    For Analysts and Professional Investors







                               TABLE OF CONTENTS
                               -----------------



Section                                                                  Page
- - -------                                                                  ----
Electric Sales                                                             1
Electric Revenues                                                          1
KWH Sales Growth                                                           2
Revenue Per KWH                                                            2
Electric Customers - Residential Use                                       2
Electric Heating Customers - Residential Use                               3
Degree Days                                                                3
Gas Sales                                                                  3
Gas Revenues                                                               4
Therm Sales Growth                                                         4
Revenue Per Therm                                                          4
Gas Customers - Residential Use                                            5
Generating Capability - Peak Load                                          5
Generation Mix                                                             6
Fuel Cost                                                                  6
Construction - Internal Generation                                         6
Rate of Return Analysis                                                    7
Rate Filings                                                               7
Financing                                                                  8
Capitalization Ratios                                                      8
Common Price Range                                                         8
Earnings Analysis                                                          9
Quarterly Earnings Analysis                                                9
Dividend Analysis                                                          9
Quality Factors                                                           10
Operating Ratios                                                          10




                                Daniel P. Bittner
                                 (414) 433-1463

                                 Ralph G. Baeten
                                 (414) 433-1449

                                 April 1, 1994

                                        ELECTRIC SALES



                       1993         1992         1991         1990         1989         1988
                    ----------   ----------   ---------    ---------    ----------   ---------
                      KWH          KWH          KWH          KWH          KWH          KWH
                     (MM)   %     (MM)   %     (MM)   %     (MM)   %     (MM)   %     (MM)   %
                    -----  ---   -----  ---   -----  ---   -----  ---   -----  ---   -----  ---
Residential         2 349   23   2 269   23   2 320   24   2 184   24   2 136   24   2 155   24
Com'l & Ind
  (Excl Paper)      4 039   40   3 767   39   3 644   38   3 514   38   3 376   38   3 284   37
Paper               1 702   17   1 633   17   1 599   17   1 588   17   1 534   17   1 511   17
Miscellaneous          33    -      33    -      35    -      38    -      41    -      45    1
Sales for Resale
  Requirements      1 397   14   1 462   15   1 493   16   1 768   19   1 789   20   1 728   20
  Opportunity         631    6     583    6     477    5     196    2      81    1     117    1
                   ------  ---   -----  ---   -----  ---   -----  ---  ------  ---   -----  ---
  Total            10 151  100   9 747  100   9 568  100   9 288  100   8 957  100   8 840  100

                                        ELECTRIC REVENUES



                       1993         1992         1991         1990         1989         1988
                    ----------   ----------   ----------   ----------   ----------   ----------
                     $ MM   %     $ MM   %     $ MM   %     $ MM   %     $ MM   %     $ MM   %
                    -----  ---   -----  ---   -----  ---   -----  ---   -----  ---   -----  ---
Residential         165.6   34   156.7   33   158.0   34   145.1   32   146.5   33   145.1   33
Com'l & Ind
  (Excl Paper)      205.8   42   194.3   41   188.2   40   177.5   40   173.6   39   168.2   39
Paper                58.8   12    57.0   12    57.2   12    56.7   13    55.3   13    54.0   12
Miscellaneous         5.8    1     7.8    2     5.4    1     5.5    1     4.6    1     4.9    1
Sales for Resale
  Requirements       45.0    9    49.8   10    51.3   11    58.5   13    61.0   14    60.8   14
  Opportunity        12.3    2    12.0    2    11.2    2     5.6    1     1.9    -     3.0    1
                    -----  ---   -----  ---   -----  ---   -----  ---   -----  ---   -----  ---
  Total             493.3  100   477.6  100   471.3  100   448.9  100   442.9  100   436.0  100

                                        KWH SALES GROWTH

                       1993         1992         1991         1990         1989         1988
                       ----         ----         ----         ----         ----         ----
Residential (%)         3.5         (2.2)         6.2          2.2          (.1)         6.1
Com'l & Ind
 (Excl Paper)           7.2          3.4          3.7          4.1          2.8          7.4
Paper                   4.2          2.1           .7          3.5          1.5          (.3)
Miscellaneous           -           (5.7)        (7.9)        (7.3)        (8.9)        (4.3)
Sales for Resale
 Requirements          (4.4)        (2.1)       (15.6)        (1.2)         3.5          7.1
 Opportunity            8.2         22.2        143.4        142.0        (30.8)        34.5

 Total (%)              4.1          1.9          3.0          3.7          1.3          5.9

                                         REVENUE PER KWH

                       1993         1992         1991         1990         1989         1988
                       ----         ----         ----         ----         ----         ----
Residential (cents)    7.05         6.91         6.81         6.64         6.86         6.73
Com'l & Ind
 (Excl Paper)          5.10         5.16         5.16         5.05         5.14         5.12
Paper                  3.45         3.49         3.58         3.57         3.60         3.57
Miscellaneous         17.58        23.64        15.43        14.47        11.22        10.89
Sales for Resale
 Requirements          3.22         3.41         3.44         3.31         3.41         3.52
 Opportunity           1.95         2.06         2.35         2.86         2.35         2.56

 Total (cents)         4.86         4.90         4.93         4.83         4.94         4.93

                              ELECTRIC CUSTOMERS - RESIDENTIAL USE

                       1993         1992         1991         1990         1989         1988
                       ----         ----         ----         ----         ----         ----
Total Elec Cus       346 950      340 141      333 208      328 159      322 582      317 695
 % Chg                   2.0          2.1          1.5          1.7          1.5          1.5
Av Res Use (KWH)       7 649        7 538        7 845        7 495        7 450        7 616
 % Chg                   1.5         (3.9)         4.7           .6         (2.2)         4.4
Av Res Bill ($)       539.10       520.51       534.32       498.08       510.95       512.80
 % Chg                   3.6         (2.6)         7.3         (2.5)         (.4)         2.0


                          ELECTRIC HEATING CUSTOMERS - RESIDENTIAL USE

                      1993          1992         1991         1990         1989         1988
                      ----          ----         ----         ----         ----         ----
Total Elec Htg Cust  26 647        26 509      26 219       25 930        25 459      25 085
 % Chg                   .5           1.1         1.1          1.9           1.5         3.0
Av Res Htg Use (KWH) 11 323        11 088      11 413       10 680        11 215      11 294
 % Chg                  2.1          (2.8)        6.9         (4.8)          (.7)        9.1
 Av Res Htg Bill ($) 758.17        734.94      750.42       692.08        758.36      753.13
 % Chg                  3.2          (2.1)        8.4         (8.7)           .7         6.3

                                           DEGREE DAYS

                       1993         1992         1991         1990         1989         1988
                       ----         ----         ----         ----         ----         ----
Heating Degree
 Days                7 916        7 670        7 544        7 171        8 358        8 043
Normal Heating
 Degree Days*        7 901        7 970        7 972        8 139        8 139        8 182
Cooling Degree
 Days                  432          213          686          452          429          788
Normal Cooling
 Degree Days**         501          492          501          505          377          377

*  1991 and subsequent years computed using 20-year period.  Prior years computed using 30-year period.

** 1990 and subsequent years computed using 20-year period.  Prior years computed using 30-year period.

COMMENT:  Determined on calendar period basis.

                                            GAS SALES

                       1993         1992         1991         1990         1989         1988
                     ---------    ---------    ---------    -------      ---------    --------
                     Therms       Therms       Therms       Therms       Therms       Therms
                     (MM)   %     (MM)   %     (MM)   %     (MM)  %      (MM)   %     (MM)   %
                     ----  ---    ----  ---    ----  ---    ---- ---     ----  ---    ----  ---
Residential           192   55     183   59     184   58     169  58      192   58     178   57
Com'l & Ind           133   38     119   38     119   38     111  38      128   39     125   40
Interruptible          17    5       7    2       6    2       5   2        4    1       5    1
Miscellaneous           6    2       4    1       5    2       6   2        8    2       6    2
                      ---  ---     ---  ---     ---  ---     --- ---      ---  ---     ---  ---
  Total Sales
    Volumes           348  100     313  100     314  100     291 100      332  100     314  100

Volumes of Gas
  Transportation      221          232          229          215          210          187
                      ---          ---          ---          ---          ---          ---
  Total               569          545          543          506          542          501

                                          GAS REVENUES

                       1993         1992         1991         1990         1989         1988
                    ----------    ---------    ---------    ---------    ---------    ---------
                     $ MM   %     $ MM   %     $ MM   %     $ MM   %     $ MM   %     $ MM   %
                    -----  ---    ----  ---    ----  ---    ----  ---    ----  ---    ----  ---
Residential         110.5   59    93.2   59    94.3   62    84.0   60    98.2   69    97.2   58
Com'l & Ind          61.5   33    46.9   30    47.7   31    43.6   31    53.2   37    56.1   33
Interruptible         5.9    3     2.6    2     2.2    1     2.0    2     1.8    1     2.2    1
Miscellaneous         3.0    2     5.5    3     (.4)   -     1.9    1   (20.1)*(14)    2.8    2
Gas
  Transportation      6.5    3     9.0    6     8.4    6     8.5    6     9.8    7    10.1    6
                    -----  ---   -----  ---   -----  ---   -----  ---   -----  ---   -----  ---
  Total             187.4  100   157.2  100   152.2  100   140.0  100   142.9  100   168.4  100

* Reflects $21.1 million refund from company's major natural gas supplier.

                                       THERM SALES GROWTH

                       1993         1992         1991         1990         1989         1988
                       ----         ----         ----         ----         ----         ----
Residential (%)         4.9          (.5)         8.9        (12.0)         7.9         17.1
Com'l & Ind            11.8            -          7.2        (13.3)         2.4          9.6
Interruptible           2.4         16.7         20.0         25.0        (20.0)        25.0

  Total (%)            11.2          (.3)         7.9        (12.3)         5.7         15.0

Volume of Gas
  Transportation       (4.7)         1.3          6.5          2.4         12.3         10.8

                                        REVENUE PER THERM

                         1993       1992         1991         1990         1989         1988
                         ----       ----         ----         ----         ----         ----
Residential (cents)      57.6       50.9         51.3         49.7         51.1         54.6
Com'l & Ind              46.2       39.4         40.1         39.3         41.6         44.9
Interruptible            34.7       37.1         36.7         40.0         45.0         44.0

  Total (cents)          53.9       50.2         48.5         48.1         43.0*        53.6

*  Reflects $21.1 million refund from company's major natural gas supplier.

                                 GAS CUSTOMERS - RESIDENTIAL USE

                       1993         1992         1991         1990         1989         1988
                       ----         ----         ----         ----         ----         ----
Total Gas Cust       189 982      184 776      180 388      176 429      172 519      169 369
 % Chg                   2.8          2.4          2.2          2.3          1.9          1.9
Av Res Use (Therms)    1 128        1 099        1 133        1 065        1 230        1 159
 % Chg                   2.6         (3.0)         6.4        (13.4)         6.1         14.3
Av Res Bill ($)       649.46       561.35       580.39       528.36       630.04       634.86
 % Chg                  15.7         (3.3)         9.8        (16.1)         (.1)        12.7

COMMENT:   Does not reflect $21.1 million refund from company's major natural gas supplier received in 1989 applicable to the years 1986 through 1989.

                                GENERATING CAPABILITY - PEAK LOAD

                       1993         1992         1991         1990         1989         1988
                       ----         ----         ----         ----         ----         ----
Summer Gen Cap (MW)   1 819        1 766        1 748        1 734        1 719        1 708
 % Chg                  3.0          1.0           .1           .1           .6          (.6)

MWH Generation (MM)     9.0          8.8          8.7          8.6          8.0          8.2
 % Steam               77.5         76.8         77.5         77.3         77.6         77.1
 % Nuclear             17.4         18.3         17.4         18.7         19.4         19.7
 % Hydro                4.7          4.6          4.6          3.7          2.9          3.0
 % Other                0.4           .3           .5           .3           .1           .2

Summer Peak (MW)      1 548        1 494        1 592        1 516        1 504        1 510
 Month                  Aug          Aug          Aug          Aug          Aug          Aug
 % Chg                  3.6         (6.2)         5.0           .8          (.4)         9.3

Winter Peak (MW)      1 463        1 413        1 425        1 405        1 472        1 354
 Month                  Dec          Dec          Dec          Jan          Dec          Dec
 % Chg                  3.5          (.8)         1.4         (4.5)         8.7          7.6

Reserve at Peak (MW)* 292.4        319.0        174.2        252.5        187.1        194.8
 % Peak                18.8         22.0         10.9         17.0         12.2         12.9

Load Factor (%)        74.3         74.0         68.9         72.6         72.2         70.2

* Includes effect of contracted capacity sales and purchases with Wisconsin Power Pool and other utilities.

COMMENT:       Major Units      Fuel       Operational       Size       WPSC Share
               -----------      ----       -----------       ----       ----------
               Weston 3         Coal           1981        337.3 MW      337.3 MW
               Kewaunee        Nuclear         1974        522.0 MW      215.1 MW
               Columbia 1       Coal           1975        512.0 MW      162.8 MW
               Columbia 2       Coal           1978        510.5 MW      162.3 MW
               Pulliam 8        Coal           1964        134.8 MW      134.8 MW
               Edgewater 4      Coal           1969        318.8 MW      101.4 MW
               Weston 2         Coal           1960         91.5 MW       91.5 MW
               Pulliam 7        Coal           1958         88.5 MW       88.5 MW
               Weston 1         Coal           1954         67.5 MW       67.5 MW


                                         GENERATION MIX


                       1993         1992         1991         1990         1989         1988
                       ----         ----         ----         ----         ----         ----
Coal (%)                 65           65           66           67           64           66
Nuclear                  15           16           15           17           16           17
Hydro                     3            4            4            3            3            3
Nat Gas                   *            *            *            *            *            *
Oil                       *            *            *            *            *            *
Purchases                17           15           15           13           17           14
                        ---          ---          ---          ---          ---          ---
 Total (%)              100          100          100          100          100          100

*  Less than 1%.

                                            FUEL COST

                       1993         1992         1991         1990         1989         1988
                    ----------   ----------   ---------    ---------    ----------   ----------
                    c/MM   c/    c/MM   c/    c/MM   c/    c/MM   c/    c/MM    c/   c/MM    c/
                    BTU    KWH   BTU    KWH   BTU   KWH    BTU   KWH    BTU    KWH   BTU    KWH
                    ----   ---   ----   ---   ----  ---    ----  ---    ----   ---   ----   ---
Coal                138   1.50    159  1.70    168 1.80    169   1.81    189  2.04    184  1.98
Nuclear              45   0.48     41   .44     52  .56     50    .54     45   .48     44   .47
Nat Gas             341   4.55    337  4.65    318 4.29    295   4.05    310  3.83    347  4.48
Oil                 396   5.72    566  6.54    504 5.85    489   5.70    420  4.79    348  4.13

 Total              122   1.33    137  1.47    148 1.59    146   1.57    162  1.74    157  1.69

COMMENT:  Nuclear fuel costs include an amount for disposal.

                               CONSTRUCTION - INTERNAL GENERATION

                       1993         1992         1991         1990         1989         1988
                       ----         ----         ----         ----         ----         ----
Const Exp ($MM)       72.7        102.3         64.5         66.0         71.6         68.8
Net Plant ($MM)      843.9        847.1        810.6        809.5        808.3        801.2
 % Chg                 (.4)         4.5           .1           .1           .9          2.1
Int Gen ($MM)
 Depr-St Line         60.6         58.6         55.7         55.4         53.1         50.5
 Depr-Tax Savings        -            -            -            -          3.4          5.7
 Nucl Fuel Amort       7.6          8.1          8.5          8.7          7.4          7.6
 Ret Earn             16.8         14.6         12.5          8.2          8.8         16.6
 Miscellaneous        (2.8)       (15.8)       (34.9)       (13.9)        (6.2)       (14.3)

 Total                82.2         65.5         41.8         58.4         66.5         66.1

% Const Exp          113.1         64.0         64.8         88.5         92.9         96.1

COMMENT:  Construction includes AFUDC.  In 1990, net plant was restated to reflect a change in accounting that excludes deferred taxes from depreciation reserve.  Tax savings are no longer normalized through depreciation, also.  Miscellaneous includes changes in working capital and other operating and investing activities as defined by FASB.

                                     RATE OF RETURN ANALYSIS

                         1993       1992         1991        1990         1989         1988
                         ----       ----         ----        ----         ----         ----
Electric
- - --------
 Av Net Plt ($MM)       605.2      589.2        585.5       584.6        591.0        575.8
    % Chg                 2.7         .6           .2        (1.1)         2.6          2.0
 Av CWIP ($MM)           16.1       20.6          6.8         8.2          9.9         10.2
 Elec Op Inc ($MM)       75.7       72.8         67.3        64.4         62.1         66.0
    % Av Net Plt         12.5       12.4         11.5        11.0         10.5         11.5

Gas
- - ---
 Av Net Plt ($MM)        76.2       72.0         69.8        67.4         70.5         68.7
    % Chg                 5.8        3.2          3.6        (4.4)         2.5           .1
 Av CWIP ($MM)             .9         .5           .4          .6           .3           .5
 Gas Op Inc ($MM)         8.0        6.4          7.8         6.4          8.2         11.2
    % Av Net Plt         10.5        8.9         11.2         9.5         11.6         16.3

% Ret Av Common Equity  13.10      13.18        13.10       12.07        12.10        14.36
- - ----------------------

COMMENT:  Net plant excludes CWIP.

                                          RATE FILINGS*
                                                                 Net               Authorized
                                        Amount       Amount   Investment   Equity  Return on
              Filing      Date         Requested    Allowed   Rate Base     Ratio    Equity
Jurisdiction   Date     Effective    $MM     %        $MM        $MM          %         %
- - ------------  ------    ---------    ----   ---     -------   ----------   ------  ----------
Wis Elec      Apr 93     Jan 94     (1.3)   (.3)    (17.4)     582.0        55.6      11.3
    Gas       Apr 93     Jan 94      2.0    1.3       1.0       93.2        55.6      11.3

Wis Elec      Mar 92     Jan 93     13.8    3.3       8.7      577.5        54.2      12.3
    Gas       Mar 92     Jan 93      2.6    1.6       3.8       79.2        54.2      12.3

Mich Elec                Jan 92       .4    3.9        .4       16.9        52.2      13.5

Wis Elec      Apr 91     Jan 92     10.2    2.5       5.7      571.0        53.0      12.8
    Gas       Apr 91     Jan 92      2.5    1.6         -       73.1        53.0      12.8

Mich Elec     Oct 90     Jan 91      (.4)  (3.9)      (.4)      16.1        50.7      13.5

Wis Elec      Mar 90     Jan 91     10.2    2.6      10.9      545.6        51.0      13.1
    Gas       Mar 90     Jan 91      2.6    1.7       2.0       68.9        51.0      13.1

Mich Elec     Aug 89     Jan 90      (.1)  (1.1)      (.1)      16.4        53.6      13.5

Wis Elec      Mar 89     Jan 90      2.4     .6      (7.3)     536.3        53.6      12.9
    Gas       Mar 89     Jan 90      4.4    2.7        .9       66.2        53.6      12.9

Mich Elec     Jul 88     Jan 89      (.2)  (1.7)      (.2)      16.5        52.8      13.5

Wis Elec      Apr 88     Jan 89     17.9    5.0       2.7      512.9        52.8      13.0
    Gas       Apr 88     Jan 89     (1.7)  (1.0)     (1.1)      66.5        52.8      13.0

*  Excludes fuel clause adjustments.

                                            FINANCING


                      1993         1992         1991         1990         1989         1988
                      ----         ----         ----         ----         ----         ----
Common Fin ($MM)      None         22.0         None         None         None         None
 Shares (MM)             -           .8
 Month of Sale           -         June
 Gross Price             -        28.25
 Bk Val (At Sale)        -        16.22
 Other ($MM)           1.7**        4.9**       None         None        (7.5)*        None

Bond Fin ($MM)         172         59.1***      60.0         None        None          None
 Month of Sale     Various      Various         Sept
 Rate (%)          Various      Various          8.8

Preferred Fin ($MM)   15.0***      None         None         None         None         None
 Month of Sale        June
 Rate (%)             6.88

*    During 1989, the company repurchased 311,932 shares.
**   Dividend Reinvestment and Stock Purchase Plan.
***  Refunding issues.

                                      CAPITALIZATION RATIOS


                      1993         1992         1991         1990         1989         1988
                      ----         ----         ----         ----         ----         ----
Common (%)            54.3         52.6         49.0         53.4         54.9         54.5
Preferred              6.4          6.5          6.8          7.4          7.6          7.8
Long-Term Debt        39.3         40.9         44.2         39.2         37.5         37.7

 Total (%)           100.0        100.0        100.0        100.0        100.0        100.0

Short-Term (%)         2.6          2.5          1.7          5.0          5.3          3.2

COMMENT: ESOP Loan Guarantee causes decrease in Common and increase in Long-Term Debt ratios.
         For PSCW ratemaking, leveraged ESOP guarantees are not deducted from common equity as prescribed by GAAP.

                                       COMMON PRICE RANGE


                       1993         1992         1991         1990         1989         1988
                       ----         ----         ----         ----         ----         ----
Market High           36 1/2       32 1/4       28 1/4       24 5/8       24 7/8       23 3/8

Market Low            30 1/8       26 1/8       22 1/4       19 3/4       20 1/2       20

Year-End              33 5/8       31 3/4       28 1/4       23 5/8       23 3/4       21 5/8

COMMENT:  Not adjusted for 2 for 1 common stock split in June 1987.

                                        EARNINGS ANALYSIS


                      1993         1992         1991         1990         1989         1988
                      ----         ----         ----         ----         ----         ----
Av EPS ($)            2.47         2.35         2.23         2.00         1.98         2.28
 % Chg                 5.1          5.4         11.5          1.0        (13.2)         8.1
AFUDC/Share ($)        .02          .04          .01          .03          .04          .04
Shares Out (MM)
 Ending               23.9         23.8         22.9         22.9         22.9*        23.2
 Average              23.9         23.4         22.9         22.9         23.1         23.2
Dilution (%)
 Full                   .2          4.0         None         None         (1.4)*       None
 Average               2.3          2.0         None         None          (.5)*       None

*  During 1989, the company repurchased 311,932 shares.

                                   QUARTERLY EARNINGS ANALYSIS

                      1993         1992         1991         1990         1989         1988
                   ----------    ---------   ----------    ---------    ---------   ----------
                   EPS     %     EPS    %    EPS     %     EPS    %     EPS    %    EPS     %
                   ($)    Chg    ($)   Chg   ($)    Chg    ($)   Chg    ($)   Chg   ($)    Chg
                   ----   ---    ---   ---   ---    ---    ---   ---    ---   ---   ---    ---
1st                 .85    10     .77   13    .68   15     .59   (26)    .80   (5)   .84    25
2nd                 .45    50     .30   15    .26  (16)    .31    41     .22  (27)   .30   (23)
3rd                 .66    32     .50  (24)   .66   25     .53    33     .40  (26)   .54    15
4th                 .51   (35)    .78   24    .63   11     .57     2     .56   (7)   .60     3

                   2.47     5    2.35    5   2.23   12    2.00     1    1.98  (13)  2.28     8

COMMENT:  On January 1, 1990, the Company changed its method of accounting for revenue related to gas supplier demand costs.  This change has the effect of reducing first and fourth quarter revenues and earnings while increasing revenues and earnings during the second and third quarters; however, the effect on annual earnings is minimal.

                                        DIVIDEND ANALYSIS

                      1993         1992         1991         1990         1989         1988
                      ----         ----         ----         ----         ----         ----
Div Paid ($)          1.76         1.72         1.68         1.64         1.60         1.56
 % EPS                71.3         73.2         75.3         82.0         80.8         68.4
Book Value ($)       18.18*       17.33*       16.14*       16.26*       16.30*       16.00*
Ind Rate ($)          1.78         1.74         1.70         1.66         1.62         1.58
 % Book Value          9.8         10.0         10.5         10.2          9.9          9.9
Cash Dividend Coverage3.27         3.16         3.21         2.74         2.88         3.11

*  Reflects subtraction of ESOP Loan Guarantee from common equity.

COMMENT:  1993 was the 35th consecutive year in which dividends paid per share were increased.

                                         QUALITY FACTORS


                      1993         1992         1991         1990         1989         1988
                      ----         ----         ----         ----         ----         ----
Eff FIT Rate (%)      29.5         27.6         26.8         28.3         27.9         29.7
Depr Rate (%)
 Electric             3.88         3.87         3.80         3.82         3.75         3.73
 Gas                  3.81         3.81         4.13         4.12         4.73         4.73
Coverage (Times)
 Before Tax           4.49         3.99         4.00         3.74         3.85         4.49
 After Tax            3.29         3.01         3.03         2.84         2.95         3.33
 Int & Pref Div       2.93         2.71         2.70         2.53         2.60         2.90
 Bond Ind*            5.80         4.76         4.28         5.05         4.41         4.91
AFUDC as a % of Earn
 Avail for Common       .8          1.9           .6          1.7          2.0          1.9

* Indenture requires two times pro forma interest coverage.  The 1993 Indenture pro forma coverage was 4.94, assuming the sale of $50MM bonds at 7.25%.

                                        OPERATING RATIOS

                       1993         1992         1991         1990         1989         1988
                       ----         ----         ----         ----         ----         ----
Electric
- - --------
Operating Rev (%)    100.0        100.0        100.0        100.0        100.0        100.0

Operating Exp
 Prod Fuel            23.1         25.9         27.8         28.9         30.4         30.8
 Purch Power           6.2          6.2          7.0          6.0          7.0          5.7
 Other Prod           14.4         13.1         12.8         12.9         12.9         13.2
 Trans & Distr         6.7          6.9          6.7          6.7          6.2          5.8
 Admin, Cust & Sales  12.6         11.2         11.6         10.6          9.9          9.1
 Depr                 11.0         11.1         10.5         11.0         10.5         10.1
 Tax-Other than Inc    4.5          4.6          4.3          4.6          4.4          4.5
                     -----        -----        -----        -----        -----        -----
    Total (%)         78.5         79.0         80.7         80.7         81.3         79.2

Gas
- - ---
Operating Rev (%)    100.0        100.0        100.0        100.0        100.0*       100.0

Operating Exp
 Gas Purch            71.3         70.0         67.9         69.6         68.6*        71.7
 Distr                 6.1          6.8          6.8          7.0          6.5          5.3
 Admin, Cust & Sales  12.0         12.9         12.7         11.2         10.7          7.9
 Depr                  3.3          3.7          3.9          4.3          4.7          3.8
 Tax-Other than Inc    1.7          1.6          1.9          1.8          1.9          1.6
                     -----        -----        -----        -----        -----        -----
    Total (%)         94.4         95.0         93.2         93.9         92.4         90.3

*   Reflects $21.1 million refund from company's major natural gas supplier.